Exhibit h.4.l

EXECUTION

JOINDER AGREEMENT AND AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Joinder Agreement and Amendment dated September 21, 2017 and effective October 9, 2017 is by and among Virtus Fund Services, LLC (“Company”), the trusts known as Virtus Mutual Funds listed on Exhibit A, Virtus Variable Insurance Trust and Virtus Alternative Solutions Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) (“BNY Mellon”).

BACKGROUND:

A.	Company, Virtus Mutual Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among the parties on February 24, 2014, December 10, 2015, July 27, 2016 and April __, 2017 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each investment company listed at Exhibit A shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services

2.	The first and second sentences in Section 15 of the Agreement, as amended by the Amendment to Sub-Administration and Accounting Services Agreement dated April __, 2017, are hereby deleted and replaced with the following:

“This Agreement shall continue through October 9, 2022 (the “Initial Term”). Thereafter, this Agreement shall continue automatically for a successive term of one (1) year (“Renewal Term”); provided however, that this Agreement may be terminated at the end of its Initial Term or any subsequent date by BNY Mellon upon 90 days’ prior written notice to the other parties, and by Company or the Funds upon 60 days’ prior written notice to BNY Mellon.”

EXECUTION

3.	The second paragraph of Section 15 of the Agreement, as amended by the Amendment to Sub-Administration and Accounting Services Agreement dated April __, 2017, is hereby deleted and replaced with the following:

“In addition, Company may terminate this Agreement prior to the end of the Initial Term or any Renewal Term in accordance with the Service Level Standards dated October 9, 2017 as agreed to among the parties.”

4.	For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above) rather than in a “Renewal Term.”

5.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

6.	Exhibit B to the Agreement shall be amended and restated as attached hereto.

7.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature page follows.]

EXECUTION

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	_/s/ Armando Fernandez_
Name:	_Armando Fernandez___
Title:	_Vice President________

VIRTUS FUND SERVICES, LLC

By:	_/s/ Amy Hackett_______
Name:	__Amy Hackett________
Title:	_VP__________________

VIRTUS MUTUAL FUNDS:

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

By:	_/s/ Amy Hackett_______
Name:	__Amy Hackett________
Title:	_VP__________________

EXECUTION

EXHIBIT A

THIS EXHIBIT A, dated ____________, 2017 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

FUNDS

VIRTUS MUTUAL FUNDS

Virtus Alternative Solutions Trust

Virtus Asset Trust

Virtus Equity Trust

Virtus Opportunities Trust

Virtus Retirement Trust

Virtus Variable Insurance Trust

EXECUTION

EXHIBIT B

THIS EXHIBIT B, dated ___________ ___, 2017 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus WCM International Equity Fund

Virtus Conservative Allocation Strategy Fund

Virtus Growth Allocation Strategy Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Limited Duration Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Georgia Tax-Exempt Bond Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix North Carolina Tax-Exempt Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Virginia Intermediate Municipal Bond Fund

EXECUTION

Virtus Equity Trust

Virtus Strategic Allocation Fund*

(formerly, Virtus Balanced Fund)

Virtus Contrarian Value Fund

Virtus Rampart Enhanced Core Equity Fund*

(formerly, Virtus Growth & Income Fund)

Virtus KAR Mid-Cap Core Fund*

(formerly, Virtus Mid-Cap Core Fund)

Virtus KAR Mid-Cap Growth Fund*

(formerly, Virtus Mid-Cap Growth Fund)

Virtus KAR Global Quality Dividend Fund

(formerly Virtus Quality Large-Cap Value Fund*)

Virtus KAR Small-Cap Value Fund*

(formerly, Virtus Quality Small-Cap Fund)

Virtus KAR Small-Cap Core Fund*

(formerly, Virtus Small-Cap Core Fund)

Virtus KAR Small-Cap Growth Fund*

(formerly, Virtus Small-Cap Sustainable Growth Fund)

Virtus KAR Capital Growth Fund*

(formerly Virtus Strategic Growth*)

Virtus Tactical Allocation Fund*

Virtus Opportunities Trust

Virtus Newfleet Bond Fund*

(formerly, Virtus Bond Fund)

Virtus Newfleet CA Tax-Exempt Bond Fund*

(formerly, Virtus CA Tax-Exempt Bond Fund)

Virtus Vontobel Emerging Markets Opportunities Fund*

(formerly, Virtus Emerging Markets Opportunities Fund)

Virtus KAR Emerging Markets Small-Cap Fund*

(formerly, Virtus Emerging Markets Small-Cap Fund)

Virtus Vontobel Foreign Opportunities Fund*

(formerly, Virtus Foreign Opportunities Fund)

Virtus Duff & Phelps Global Infrastructure Fund*

(formerly, Virtus Global Infrastructure Fund)

Virtus Vontobel Global Opportunities Fund*

(formerly, Virtus Global Opportunities Fund)

Virtus Duff & Phelps Global Real Estate Securities Fund*

(formerly, Virtus Global Real Estate Securities Fund)

Virtus Vontobel Greater European Opportunities Fund*

(formerly, Virtus Greater European Opportunities Fund)

EXECUTION

Virtus Herzfeld Fund*

Virtus Newfleet High Yield Fund*

(formerly, Virtus High Yield Fund)

Virtus Duff & Phelps International Equity Fund*

(formerly, Virtus International Equity Fund)

Virtus Duff & Phelps International Real Estate Securities Fund*

(formerly, Virtus International Real Estate Securities Fund)

Virtus KAR International Small Cap Fund*

(formerly, Virtus International Small Cap Fund)

Virtus Horizon International Wealth Masters Fund

(formerly, Virtus International Wealth Masters Fund)

Virtus Newfleet Low Duration Income Fund*

(formerly, Virtus Low Duration Income Fund)

Virtus Rampart Low Volatility Fund*

(formerly, Virtus Low Volatility Equity Fund*)

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

(formerly, Virtus Multi-Sector Intermediate Bond Fund)

Virtus Newfleet Multi-Sector Short Term Bond Fund*

(formerly, Virtus Multi-Sector Short Term Bond Fund)

Virtus Duff & Phelps Real Estate Securities Fund*

(formerly, Virtus Real Estate Securities Fund)

Virtus Newfleet Senior Floating Rate Fund*

(formerly, Virtus Senior Floating Rate Fund)

Virtus Newfleet Tax-Exempt Bond Fund*

(formerly, Virtus Tax-Exempt Bond Fund)

Virtus Horizon Wealth Masters Fund*

(formerly, Virtus Wealth Masters Fund)

Virtus Alternatives Diversifier Fund*

Virtus Sector Trend Fund

Virtus Equity Trend Fund

Virtus Multi-Asset Trend Fund

Virtus Global Equity Trend Fund

Virtus Retirement Trust

Virtus DFA 2015 Target Date Retirement Income Fund

Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

EXECUTION

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund

VIRTUS VARIABLE INSURANCE TRUST

Virtus KAR Capital Growth Series*

(formerly, Virtus Capital Growth Series)

Virtus Growth & Income Series*

Virtus Duff & Phelps International Series*

(formerly, Virtus International Series)

Virtus Newfleet Multi-Sector Intermediate Bond Series*

(formerly, Virtus Multi-Sector Fixed Income Series)

Virtus Rampart Enhanced Core Equity Series

Virtus Duff & Phelps Real Estate Securities Series*

(formerly, Virtus Real Estate Securities Series)

Virtus KAR Small-Cap Growth Series*

(formerly, Virtus Small-Cap Growth Series)

Virtus KAR Small-Cap Value Series*

(formerly, Virtus Small-Cap Value Series)

Virtus Strategic Allocation Series*

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Newfleet Credit Opportunities Fund

(formerly, Virtus Credit Opportunities Fund)

Virtus Duff & Phelps Select MLP Energy Fund

(formerly, Virtus Select MLP and Energy Fund)

Virtus Aviva Multi-Strategy Target Return Fund

(formerly, Virtus Multi-Strategy Target Return Fund)

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.